    As filed with the Securities and Exchange Commission on October 9, 1998
                                                      REGISTRATION NO. 333-_____

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--------------------------------------------------------------------------------

                        SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            ----------------------

                        CADENCE DESIGN SYSTEMS, INC.
           (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                   77-01-8231
     (State of Incorporation)                       (I.R.S. Employer
                                                   Identification No.)

                         CADENCE DESIGN SYSTEMS, INC.
                         2655 SEELY ROAD, BUILDING 5
                         SAN JOSE, CALIFORNIA  95134
                              (408)  943-1234
                  (Address of Principal Executive Offices)

                OPTIONS ASSUMED BY CADENCE DESIGN SYSTEMS, INC.
                        ORIGINALLY GRANTED UNDER THE
                      INCENTIVE STOCK OPTION PLAN AND
                      1996 INCENTIVE STOCK OPTION PLAN
                     OF AMBIT DESIGN SYSTEMS, INC. AND
                         CERTAIN NON-PLAN OPTIONS
                       OF AMBIT DESIGN SYSTEMS, INC.
                        (Full Titles of the Plans)

                        R.L. SMITH MCKEITHEN, ESQ.
                    VICE PRESIDENT AND GENERAL COUNSEL
                       CADENCE DESIGN SYSTEMS, INC.
                       2655 SEELY ROAD, BUILDING 5
                       SAN JOSE, CALIFORNIA  95134
                             (408) 943-1234
         (Name, Address, including zip code, and Telephone Number, including zip code, of Agent for Service)

                                 COPIES TO:

R.L. SMITH MCKEITHEN, ESQ.                    KENNETH A. LINHARES, ESQ.
VICE PRESIDENT AND GENERAL COUNSEL            FENWICK & WEST LLP
CADENCE DESIGN SYSTEMS, INC.                  TWO PALO ALTO SQUARE
2655 SEELY ROAD, BUILDING 5                   PALO ALTO, CALIFORNIA 94306
SAN JOSE, CALIFORNIA 95134                    (650) 494-0600
(408) 943-1234

                                CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF                           PROPOSED           PROPOSED                AMOUNT
  SECURITIES TO BE        AMOUNT TO BE       MAXIMUM OFFERING    MAXIMUM AGGREGATE           OF
    REGISTERED             REGISTERED        PRICE PER SHARE      OFFERING PRICE       REGISTRATION FEE
-------------------------------------------------------------------------------------------------------
Common Stock              943,092(1)            19.8887(2)         18,756,873(2)          $5,533.28
(par value $.01)
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

(1)  Shares subject to options assumed as of September 30, 1998.

(2) Weighted average exercise price of outstanding options assumed as of October 9, 1998.

     The stock options to be registered hereunder have been assumed by Cadence Design Systems, Inc. ("Cadence" or the "Registrant") pursuant to an Agreement and Plan of Reorganization, dated as of September 3, 1998, among Cadence, Adirondack Transaction Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Cadence, and Ambit Design Systems, Inc., a Delaware corporation ("Ambit"). These options were originally granted to directors, employees and consultants of Ambit and/or Ambit's subsidiaries under the Ambit Incentive Stock Option Plan, the Ambit 1996 Incentive Stock Option Plan and pursuant to certain stock options not granted under such plans.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective

                              PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Cadence Design Systems, Inc. (the "Company" or the "Registration") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) Cadence's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, including all material incorporated by reference therein;

     (b) Cadence's Quarterly Report on Form 10-Q for the fiscal quarter ended April 4, 1998, including all material incorporated by reference therein;

     (c) Cadence's Quarterly Report on Form 10-Q for the fiscal quarter ended July 4, 1998, including all material incorporated by reference therein;

     (d) Cadence's Current Report on Form 8-K filed with the Commission on August 4, 1998;

     (e) The description of Cadence's Preferred Share Purchase Rights contained in the Registration Statement on Form 8-A filed with the Commission on February 16, 1996; and

     (f) The description of Cadence's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 29, 1990.

     All reports and other documents subsequently filed by Cadence pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain directly and officer liability insurance to the extent reasonably available; and (v) the Registrant may not retroactively amend the Bylaw provision in a way that is adverse to such directors, officers and employees.

     The Registrant has entered into indemnity agreements with each of its directors and certain of its officers that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that such officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorneys' fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and certain of its officers or each of its directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liability arising under the Securities Act of 1933, as amended.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.


EXHIBIT
NUMBER    EXHIBIT TITLE
-------   -------------

4.01      (a)  The Registrant's Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 8, 1987 (incorporated by reference to Exhibit 3.01 to the Registrant's Form S-1 Registration Statement (No.33-13845) originally filed on April 29, 1987 (the "1987 Form S-1")).

          (b) The Registrant's Certificate of Retirement of Stock as filed with the Secretary of State of the State of Delaware on September 28, 1987 (incorporated by reference to Exhibit 3.01(b) to the Registrant's Form S-4 Registration Statement (No. 33-20724) originally filed on February 25, 1988).

          (c) The Registrant's Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on June 1, 1988 (incorporated by reference to Exhibit 3.02(c) to the Registrant's S-1 Registration Statement (No. 33-23107) originally filed on July 18, 1988).

          (d) The Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on June 8, 1989 (incorporated by reference to Exhibit 3A to the Registrant's Current Report on Form 8-K (No. 0-15867) originally filed on June 12, 1989 (the "1989 Form 8-K")).

          (e) The Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on June 8, 1989 (incorporated by reference to Exhibit 3A to the 1989 Form 8-K.

          (f) The Registrant's Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on December 30, 1991 (incorporated by reference to Exhibit 3.01(f) to the Registrant's Form 10-K (No. 1-10606) for the year ended December 31, 1991.)

4.02 The Registrant's Bylaws, as currently in effect (incorporated by reference to Exhibit 3.02 to the 1987 Form S-1 and as amended by
          Exhibit 3-b to the 1989 Form 8-K).

4.03 Specimen Certificate of the Registrant's Common Stock (incorporated by reference to Exhibit 4.01 to 1991 Form S-4).

4.04 Rights Agreement, dated as of February 9, 1996, between the Registrant and Harris Trust and Savings Bank which includes as exhibits thereto the Certificate of Designation for the Series A Junior Participating Preferred Stock, the form of Rights Certificate, and the Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 1A, 1B, and 1C to the Registrant's Current Report on Form 8-K filed on February 16, 1996).

5.01      Opinion of Cadence Design Systems, Inc Legal Counsel

23.1      Consent of Arthur Andersen LLP

23.2      Consent of Cadence Design Systems, Inc Legal Counsel (contained in
          Exhibit 5.1 to this Registration Statement)

ITEM 9.   UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on October 9, 1998.

                                      CADENCE DESIGN SYSTEMS, INC.


                                      By: /s/ John R. Harding
                                          ------------------------------------
                                          John R. Harding
                                          President and Chief Executive Officer

                                 POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Harding, H. Raymond Bingham and R.L. Smith McKeithen, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                  Title                                 Date
/s/ John R. Harding                        President, Chief Executive Officer and Director     October 9, 1998
---------------------------------------    (Principal Executive Officer)
John R. Harding

/s/ H. Raymond Bingham                     Executive Vice President, Chief Financial Officer   October 9, 1998
---------------------------------------    and Director (Principal Financial Officer)
H. Raymond Bingham

/s/ William Porter                         Vice President, Corporate Controller and            October 9, 1998
---------------------------------------
William Porter                             Officer)

/s/ Carol A. Bartz                         Director                                            October 9, 1998
---------------------------------------
Carol A. Bartz

/s/ Dr. Leonard Y. W. Liu                  Director                                            October 9, 1998
---------------------------------------
Dr. Leonard Y. W. Liu

/s/ Donald L. Lucas                        Director and Chairman                               October 9, 1998
---------------------------------------
Donald L. Lucas

/s/ Dr. Alberto Sangiovanni-Vincentelli    Director                                            October 9, 1998
---------------------------------------
Dr. Alberto Sangiovanni-Vincentelli

/s/ George M. Scalise                      Director                                            October 9, 1998
---------------------------------------
George M. Scalise

/s/ Dr. John B. Shoven                     Director                                            October 9, 1998
---------------------------------------
Dr. John B. Shoven